UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 7, 2009
Date of Report (Date of earliest event reported)

1st NRG, Corp.
(Exact name of Registrant as specified in its Charter)

Delaware                                  0-2660                               22-33896947

(State or other jurisdiction   (Commission File No.)        IRS Employer
     of incorporation)                                                          Identification No.)

1730 LaBounty Rd.#213, Ferndale, WA 98248
(Address of principal executive offices) (Zip Code)

877-840-2053
(Registrants telephone number, including area code)

 (Former name or former address, if changed since last report)

INFORMATION INCLUDED IN THIS REPORT

Section 1-

Registrants Business & Operations

Item 1.02

Termination of a Material Definitive Agreement

On or about December 7, 2009, by mutual agreement, 1st NRG, Corp. terminated the Stock Purchase Agreement dated September 28, 2008 covering the purchase by a group of five (5) institutional investors for a purchase of 500 units, each unit consisting of 12,998 shares of the Company’s common stock and warrants exercisable at $1.24 per share to purchase an additional 21,682 shares of the Company’s common stock for the combined total unit issue of $5,000,000.

Release of the funds for use by the Company was governed by a use of proceeds covenant and an undertaking to complete an appropriate registration of the securities to remove the restrictive legends at the Company’s earliest convenience, but not later than 12 months following the purchase.  The Company has not met these conditions.

The Company has agreed to pay $25,000 to the Intermediary who administered the conditions of the underlying Account Control Agreement to cover all of their incurred costs and fees, termination costs, and penalties as well as to pass 250,000 shares of common stock of the Company to be distributed to the five (5) institutional investors in exchange for the return to the Company of the above detailed securities for cancellation.

Section 5 - Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Principal Officer - Kevin Norris

On December 7th, 2009 the Company signed an Employment Agreement (the “Agreement”) with Kevin Norris whereby he assumed the position of Chief Executive Officer of the Company for a term of 3 years effective December 1, 2009 and ending November 30, 2012 (See Exhibit 10.41.2 attached to this 8-K filing).

It was known that a certain service contract between e2 Business Services and Cedar Resources Corporation would follow Norris and has been assigned to the Company, attached hereto as Exhibit B (the “Assignment”)

Under this Agreement (Exhibit 10.41.2 attached to this 8-K filing), his Initial Base Compensation is US$240,000 per annum during the first full year of employment, US$260,000 per annum during the second full year, and US$280,000 per annum during the third full year.  On an annual basis, the Company has the right to review and increase Norris’ base salary, but has no right to decrease it.  The Company’s Board of Directors and Norris, as early as is convenient after signing, will meet and set goals to be accomplished by April 30, 2010.  The Company retains the right to terminate or continue his contract on that date if a goal or goals have not been met.

Mr. Norris has the right to participate, at the discretion of the Board of Directors, in all benefit and bonus plans the Company develops.

Mr. Norris has 30 years of industry experience with various energy companies including Apache Corporation, Universal Fuels Company, TOP Gas Gathering and BlueCreek Energy.  Through his career, Mr. Norris has been involved in the drilling, operating, transportation and marketing of both oil and gas wells and specifically CBM (Coal bed Methane) wells for the past 11 years.  Mr. Norris spent 15 years with e2 Business Services, Inc. a company which provided outsourced administration and marketing services, as well as software solutions.  While at e2, Mr. Norris aided the company in its design of a proprietary gas control system designed specifically to accommodate wellhead gas scheduling, marketing, allocations, balancing, invoicing and accounting for wellhead and downstream gas transactions.  After founding BlueCreek Energy in 2006, the company grew to ownership in 78 producing wells (42 operated) and over 20 BCF in reserves (3P).

Mr. Norris received a Bachelor of Science degree in Business Administration from Colorado State University in 1979.  He is also a past Chairman of the IPAMS Natural Gas Committee.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

10.14.2

Employment Agreement (Norris) dated December 1, 2009

B  Assignment of Service Contract

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

1st NRG, Corp. /s/ Dr. J. Greig ________________________ Dr. J. Greig, Chairman Date: December 9 , 2009

EXHIBIT 10.14.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into on December 1, 2009 (“Effective Date”) by and between 1st NRG Corp, a Delaware corporation (“Company”), and Kevin P. Norris (“Norris”).

RECITAL

1st NRG Corp. desires to employ Mr. Norris as their CEO on the following terms and conditions and for the consideration, hereinafter set forth and Norris is desirous of being employed by Company on such terms and conditions and for such consideration.

AGREEMENT

It is agreed as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1  Definitions.

(a)  “Annual Base Salary” shall mean Norris’s annual base salary as determined pursuant to Section 4.1.

(b)  “Board” shall mean the board of directors of Company.

(c)  “Cause” shall mean Norris:

(1)

has engaged in willful misconduct in the performance of his duties at the Company,

(2)

has refused, without proper reason, to perform his duties,

(3)

has materially breached any provision of this Agreement,

(4)

has willfully and materially breached a significant corporate policy or code of conduct established by Company,

(5)

has willfully engaged in conduct that is materially injurious to Company or its subsidiaries (monetarily or otherwise),

(6)

has committed an act of fraud, embezzlement, or breach of a fiduciary duty to Company or an affiliate of Company (including the unauthorized disclosure of material confidential or proprietary information of the Company or an affiliate),

(7)

has been convicted of (or pleaded no contest to) a criminal act involving fraud, dishonesty, or moral turpitude or any felony, or

(8)

has been convicted for any violation of U.S. or foreign securities laws or has entered into a cease and desist order with the Securities and Exchange Commission alleging violation of U.S. or foreign securities laws.

Notwithstanding the foregoing provisions of this Section 1.1(c) or any other provision in this Agreement to the contrary, any assertion by the Company of a termination of employment for “Cause” shall not be effective unless all of the following conditions are satisfied: (1) any condition described in clauses (1) through (5) of this Section 1.1(c) giving rise to Norris’ termination of employment must have arisen without the Company’s consent; (2) the Company must provide written notice to Norris of such condition in accordance with Section 8.3 within 30 days of the Company’s initial knowledge of the existence of the condition; and (3) the condition specified in such notice must remain uncorrected for a period of 30 days following receipt of such notice by Norris.

(d)  “Change of Control” shall mean the occurrence of any of the following events:

(1)

Approval by stockholders pursuant to the Articles of  the company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the common stock of the Company would be converted into cash, securities or other property, or (b) a transfer in one transaction or a series of transactions, of all or substantially all of the assets of the Company;

(2)

The Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination do not hold, directly or indirectly, more than 50% of the Voting Stock of the surviving corporation.

(e)  “Change of Control Period” shall mean, with respect to a Change of Control, the one-year period beginning on the date upon which such Change of Control occurs.

(f)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)  “Compensation Committee” shall mean the Compensation and Nominating Committee of the Board.

(h)  “Disability” shall mean that, as a result of Norris’s incapacity due to physical or mental illness, Norris shall have been absent from the full-time performance of his duties for six consecutive months and shall not have returned to full-time performance of his duties within 30 days after written notice of termination is given to Norris by Company (provided, however, that such notice of termination may not be given prior to the expiration of such six-month period).

(i)  “Good Reason” shall mean the occurrence of any one or more of the following:

(1)

a diminution in Norris’ Annual Base Salary not in accordance with Section 4.1;

(2)

a material diminution in Norris’s authority, duties, or responsibilities from those applicable to him as of the Effective Date, including a material change in the reporting structure so that Norris reports to someone other than the Board;

(3)

a material change in the geographic location at which Norris must perform services, which for purposes of this Agreement includes only Company requiring Norris to involuntarily relocate to a geographic location other than Denver, Colorado; or

(4)

a material breach by Company of any provision of this Agreement (including, without limitation, the requirements of paragraphs 2.2, 4.2, or 4.3 of this Agreement).

Notwithstanding the foregoing provisions of this Section 1.1(i) or any other provision in this Agreement to the contrary, any assertion by Norris of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (1) any condition described in clauses (1) through (4)  of this Section 1.1(i) giving rise to Norris’ termination of employment must have arisen without Norris’ consent; (2) Norris must provide written notice to Company of such condition in accordance with Section 8.3 within 30 days of Norris’ initial knowledge of the existence of the condition; (3) the condition specified in such notice must remain uncorrected for a period of 30 days following receipt of such notice by Company; and (4) the date of Norris’ termination of employment must occur within one year following the initial existence of the condition specified in such notice.

(j)  “Incentive Plan” shall mean any Stock Incentive Plan adopted by the Company.

(k)  “Involuntary Termination” shall mean any termination of Norris’s employment with Company which:

(1)  does not result from a resignation by Norris (other than a resignation pursuant to clause (2) of this Section 1.1(k)); or

(2)  results from a resignation by Norris for Good Reason; provided, however, the term “Involuntary Termination” shall not include a termination for Cause or any termination as a result of death or Disability or as a result of the failure to meet the goals that Norris and the Company agreed are to be accomplished during the Initial Term.

(l)  “Payment Date” shall mean the later of (i) the date that is 30 days after Norris’ termination of employment with Company or (ii) the date upon which the Release described in Section 5.6 becomes irrevocable by Norris.

ARTICLE II

EMPLOYMENT AND DUTIES

2.1  Employment.  Effective as December 1, 2009 and continuing for the applicable period of time set forth in Section 3.1 of this Agreement, Norris’ employment by Company shall be subject to the terms and conditions of this Agreement.

2.2  Positions.  From and after the Effective Date, the Company shall employ Norris in the position of Chief Executive Officer of the Company or in such other position or positions as the parties mutually may agree.  Norris shall accept the title of Chief Executive officer of the Company on or before December 1, 2009 and shall then be employed in that position from and after such date.

2.3  Duties and Services.  Norris agrees to serve as the Company CEO and to perform diligently and to the best of his abilities the duties and services appertaining to such office, as well as such additional duties and services appropriate to such offices which the parties mutually may agree upon from time to time.   There being no other person holding such title, Norris shall have all of the authorities, duties and obligations of the Chief Executive Officer of the Company. Norris also agrees to serve, if elected, as an officer or director of any wholly-owned subsidiary or affiliate of Company so long as such service is commensurate with Norris’ duties and responsibilities to Company.  Norris’ employment shall also be subject to the policies maintained and established by Company that are of general applicability to Company’s executive employees, as such policies may be amended from time to time.

2.4  Other Interests.  Norris agrees, during the period of his employment by Company, to devote substantially all of his business time, energy, and best efforts to the business and affairs of Company and its affiliates and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of Company, except as herein permitted or with the consent of the Board.  The foregoing notwithstanding, the parties recognize and agree that Norris may engage in passive personal investment and charitable activities and serve on corporate boards of directors that, in any case, do not conflict with the business and affairs of Company or interfere with his performance of his duties hereunder, which shall be at the sole determination of the Board.

ARTICLE III

TERM AND TERMINATION OF EMPLOYMENT

3.1  Term.

(a)  Initial Term.  The period between the Effective Date and April 30, 2010, is hereafter referred to as the “Initial Term”.  Upon concluding this Agreement the Board of Directors and Norris will set goals to be accomplished during the Initial Term and that on April 30, 2010 the Company may terminate Norris’ employment with the Company for failure to meet a goal or goals.  Additionally, during the Initial Term, the Company may terminate Norris’ employment with the Company for the reasons set forth in Section 3.2(a), (b) or (c) below.

(b)  Period Following the Initial Term.  Following the Initial Term and unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Norris for the period beginning on May 1, 2010 and ending on the third anniversary of the Effective Date.

3.2  Company’s Right to Terminate.  Notwithstanding the provisions of Section 3.1(b), Company shall have the right to terminate Norris’ employment under this Agreement at any time for any of the following reasons:

(a)  upon Norris’ death;

(b)  upon Norris’ Disability;

(c)   for Cause; or

(d)   at any time, for any other reason whatsoever, in the sole discretion of the Board.

3.3  Norris’ Right to Terminate.  Notwithstanding the provisions of Section 3.1, Norris shall have the right to terminate his employment under this Agreement for any of the following reasons:

(a)  for Good Reason; or

(b)  at any time for any other reason whatsoever, in the sole discretion of Norris.

3.4  Notice of Termination.

(a)  If the Company desires to terminate Norris’ employment hereunder for failure to meet the goals that Norris and the Company agreed are to be accomplished during the Initial Term hereof, it shall do so by giving written notice to Norris which notice shall specify the agreed upon goal or goals that have not been accomplished.

(b)  Following the Initial Term hereof, if the Company desires to terminate Norris’ employment hereunder at any time following the expiration of the Initial Term and prior to expiration of the term of employment as provided in Section 3.1(b), it shall do so by giving a 30-day written notice to Norris that it has elected to terminate Norris’ employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.  If Norris desires to terminate his employment hereunder at any time prior to expiration of the term of employment, he shall do so by giving a 30-day written notice to the Company that he has elected to terminate his employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

3.5  Deemed Resignations.  Unless otherwise agreed to in writing by Company and Norris prior to the termination of his employment, any termination of Norris’ employment shall constitute an automatic resignation of Norris as an officer of Company and each affiliate of Company and an automatic resignation from the Board (if applicable) and from the board of directors or similar governing body of any affiliate of the Company and from the board of directors or similar governing body of any corporation, limited liability entity, or other entity in which the Company or any affiliate holds an equity interest and with respect to which board or similar governing body Norris serves as the Company’s or such affiliate’s designee or other representative.

3.6  Meaning of Termination of Employment.  For all purposes of this Agreement, Norris shall be considered to have terminated employment with Company when Norris incurs a “separation from service” with Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable administrative guidance issued thereunder.

ARTICLE IV

COMPENSATION AND BENEFITS

4.1           Base Salary.  During the period of this Agreement, Norris shall receive a minimum base salary of $240,000 per annum during the first full year of employment, $260,000 per annum during the second full year of employment, and $280,000 per annum during the third full year of employment.  Norris’ base salary shall be reviewed by the Compensation Committee on an annual basis, and, in the sole discretion of the Compensation Committee, such base salary may be increased, but not decreased (except with the prior written consent of Norris), effective as of any date determined by the Compensation Committee.  Norris’ base salary shall be paid in equal installments in accordance with Company’s standard policy regarding payment of compensation to executives but no less frequently than monthly.

4.2  Bonuses and Long-Term Incentive

(a)  Annual Bonus.  Norris shall be eligible for an annual bonus of up to 100% of Norris’ Base Salary based on performance criteria set by the Compensation Committee and to otherwise participate in Company’s annual bonus plan or plans applicable to Norris, all as approved from time to time by the Compensation Committee in amounts to be determined by the Compensation Committee based upon criteria established by the Compensation Committee.

(b)  Long-Term Incentive Plan.  Subject to the sole discretion of the Compensation Committee, Norris shall also be eligible for participation in any Incentive Plan or such other long-term incentive arrangement of Company as may from time to time be made available to other executive officers of Company.  Any awards made under the Incentive Plan or such other arrangements shall be governed by Section 5.9 herein.

4.3  Other Perquisites.  During his employment hereunder, Norris shall be afforded the following benefits as incidences of his employment:

(a)  Business and Entertainment Expenses - Subject to Company’s standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, Company shall reimburse Norris for, or pay on behalf of Norris, reasonable and appropriate expenses incurred by Norris for business-related purposes, including dues and fees to industry and professional organizations and costs of entertainment and business development.

(b)  Vacation - During his employment hereunder, Norris shall be entitled to 4 weeks of paid vacation each calendar year (or a pro rata portion of such four-week vacation period for any partial year) and to all holidays provided to executives of Company generally.

(c)  Other Company Benefits - Norris and, to the extent applicable, Norris’ spouse, dependents, and beneficiaries, shall be allowed to participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company.  Such benefits, plans, and programs shall include, without limitation, any profit sharing plan, thrift plan, health insurance or health care plan, life insurance, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and the like which may be maintained by Company. Company shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to executive employees generally.

4.4  Board Representation.  During the term of this Agreement and provided that Norris remains an executive officer of the Company Norris shall be permitted to serve on the Board.

ARTICLE V

EFFECT OF TERMINATION ON COMPENSATION; ADDITIONAL PAYMENTS

5.1  Termination Other Than an Involuntary Termination.  If Norris’ employment hereunder shall terminate upon expiration of the Initial Term as provided in Section 3.1(a) or upon expiration of the term provided in Section 3.1(b) hereof or if Norris’ employment hereunder shall terminate for any other reason except those described in Sections 5.2 and 5.3, then Company shall continue to provide all compensation and benefits to Norris hereunder until the date of such termination of employment, and such compensation and benefits shall terminate contemporaneously with such termination of employment.

5.2  Involuntary Termination Other Than During a Change of Control Period.  Subject to the provisions of Sections 5.6 and 5.7 hereof, if Norris’ employment by Company or any successor thereto shall be subject to an Involuntary Termination which occurs after expiration of the Initial Term and prior to the date that a Change of Control Period begins or after the expiration of a Change of Control Period, then Company shall, as additional compensation for services rendered to Company (including its subsidiaries), pay to Norris the following amounts and take the following actions:

(a)  Pay Norris a lump sum cash payment in an amount equal to Norris’ Annual Base Salary on or before the Payment Date.

(b)  During the portion, if any, of the 12-month period commencing on the date of such Involuntary Termination that Norris is eligible to elect and elects to continue coverage for himself and his eligible dependents under Company’s or a subsidiary’s group health plans, as applicable, under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and/or Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, Company shall promptly reimburse Norris on a monthly basis for the difference between the amount Norris pays to effect and continue such coverage and the employee contribution amount that active senior executive employees of Company pay for the same or similar coverage under such group health plans; provided, however, that such reimbursement shall cease to be effective if and to the extent Norris becomes eligible to receive medical and/or dental coverage from a subsequent employer (and any such eligibility shall be promptly reported to Company by Norris).

5.3  Involuntary Termination During a Change of Control Period.  Subject to the provisions of Sections 5.6 and 5.7, if Norris’ employment by Company or any successor thereto shall be subject to an Involuntary Termination during a Change of Control Period, then Company shall, as additional compensation for services rendered to Company (including its subsidiaries), pay to Norris the following amounts and take the following actions:

(a)  Pay Norris a lump sum cash payment in an amount equal to two times Norris’ Annual Base Salary on or before the Payment Date.

(b)  During the portion, if any, of the 12-month period commencing on the date of such Involuntary Termination that Norris is eligible to elect and elects to continue coverage for himself and his eligible dependents under Company’s or a subsidiary’s group health plans, as applicable, under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and/or Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, Company shall promptly reimburse Norris on a monthly basis for the difference between the amount Norris pays to effect and continue such coverage and the employee contribution amount that active senior executive employees of Company pay for the same or similar coverage under such group health plans; provided, however, that such reimbursement shall cease to be effective if and to the extent Norris becomes eligible to receive medical and/or dental coverage from a subsequent employer (and any such eligibility shall be promptly reported to Company by Norris).

5.4  Interest on Late Payments.  If any payment provided for in Section 5.2 or 5.3 hereof is not made when due (applying the deferred payment date provided for in Section 5.7 as the due date, if applicable) then Company shall pay to Norris interest on the amount payable from the date that such payment should have been made under such Section until such payment is made, which interest shall be calculated at the prime or base rate of interest announced by JPMorgan Chase Bank (or any successor thereto) at its principal office in New York and shall change when and as any such change in such prime or base rate shall be announced by such bank.

5.5  Parachute Payments.  Notwithstanding anything to the contrary in this Agreement, in the event that any payment, distribution, or provision of a benefit by Company to or for the benefit of Norris, whether paid or payable, distributed or distributable, or provided or to be provided pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the “Excise Tax”), Company shall pay to Norris on or as soon as administratively practicable following the day on which the Excise Tax is remitted by or on behalf of Norris (but no later than the end of the taxable year following the year in which the Excise Tax is remitted) an additional payment (a “Gross-up Payment”) in an amount such that after payment by Norris of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Norris retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments.  Company and Norris shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment.  Norris shall notify Company in writing of any claim by the Internal Revenue Service which, if successful, would require Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by Company and Norris) within ten days of the receipt of such claim.  Company shall notify Norris in writing at least ten days prior to the due date of any response required with respect to such claim if it plans to contest the claim.  If Company decides to contest such claim, Norris shall cooperate fully with Company in such action; provided, however, Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Norris harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of Company’s action.  If, as a result of Company’s action with respect to a claim, Norris receives a refund of any amount paid by Company with respect to such claim, Norris shall promptly pay such refund to Company.  If Company fails to timely notify Norris whether it will contest such claim or Company determines not to contest such claim, then Company shall immediately pay to Norris the portion of such claim, if any, which it has not previously paid to Norris.

5.6  Release and Full Settlement.  As a condition to the receipt of any severance compensation and benefits under this Agreement, Norris must first execute a release and agreement, in a form reasonably satisfactory to Company, which (a) shall release and discharge Company and its affiliates, and their officers, directors, employees, and agents, from any and all claims or causes of action of any kind or character (other than with respect to a Gross-up Payment pursuant to Section 5.5), including all claims or causes of action arising out of Norris’ employment with Company or its affiliates or the termination of such employment, and (b) must be effective and irrevocable within 55 days after the termination of Norris’ employment.  If Norris is entitled to and receives the benefits provided hereunder, performance of the obligations of Company hereunder will constitute full settlement of all claims that Norris might otherwise assert against Company on account of Norris’ termination of employment.

5.7  Payments Subject to Section 409A of the Code.  Notwithstanding the foregoing provisions of this Article V, if the payment of any severance compensation or severance benefits under this Agreement would be subject to additional taxes and interest under Section 409A of the Code because the timing of such payment is not delayed as provided in Section 409A(a)(2)(B) of the Code, then any such payments that Norris (or Norris’ estate) would otherwise be entitled to during the first six months following the date of Norris’ termination of employment shall be accumulated and paid on the date that is six months after the date of Norris’ termination of employment (or if such payment date does not fall on a business day of Company, the next following business day of Company), or such earlier date upon which such amount can be paid under Section 409A of the Code without being subject to such additional taxes and interest.  Norris hereby agrees to be bound by Company’s determination of its “specified employees” (as such term is defined in Section 409A of the Code) in accordance with any of the methods permitted under the regulations issued under Section 409A of the Code.

5.8  Liquidated Damages.  In light of the difficulties in estimating the damages for an early termination of Norris’s employment under this Agreement, Company and Norris hereby agree that the payments, if any, to be received by Norris pursuant to this Article V shall be received by Norris as liquidated damages.

5.9  Other Benefits.  This Agreement governs the rights and obligations of Norris and Company with respect to Norris’s base salary and certain perquisites of employment.  Except as expressly provided herein, Norris’ rights and obligations both during the term of his employment and thereafter with respect to stock options, restricted stock, incentive and deferred compensation, life insurance policies insuring the life of Norris, and other benefits under the plans and programs maintained by Company shall be governed by the separate agreements, plans and other documents and instruments governing such matters.

ARTICLE VI

PROTECTION OF CONFIDENTIAL INFORMATION

6.1  Disclosure to and Property of Company.

(a)  Confidential Information. All information, designs, ideas, concepts, improvements, product developments, discoveries, and inventions, whether patentable or not, that are conceived, made, developed, or acquired by Norris, individually or in conjunction with others, during the period of Norris’ employment by Company (whether during business hours or otherwise and whether on Company’s premises or otherwise) that relate to Company’s (or any of its affiliates’) business, trade secrets, products, or services (including, without limitation, all such information relating to corporate opportunities, product specification, compositions, manufacturing and distribution methods and processes, research, forms, policies, procedures, financial and sales data, pricing terms, costs, evaluations, opinions, interpretations, acquisition prospects, employee lists, property lists, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, marketing and merchandising techniques, business plans, negotiation and documentation strategies, computer software or programs, computer software and database technologies, prospective names, and marks (collectively, “Confidential Information”) shall be disclosed to Company and are and shall be the sole and exclusive property of Company (or its affiliates).  Notwithstanding the foregoing, Confidential Information will not include (a) any information that is or becomes part of the public domain other than through Norris’ violation of this Article VI; (b) any information previously conceived, made, developed, or acquired by Norris; or (c) information that is independently developed by Norris, without using any Confidential Information.

(b)  Work Product. Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps, drawings, architectural renditions, proposals, and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, inventions, and other similar forms of expression (including but not limited to (i) maps, data, and reports that relate to results of exploration, drilling, drill cores, cuttings, and other samples relating to the production and operation of Company’s oil and gas properties (whether owned or prospective) and (ii) title opinions; abstracts of title; land, accounting, production, or operating expense records; engineering, geological, or geophysical data; development plans and permits; or any other material or writing of whatever kind embodying any other information relating to the production and operation of Company’s oil and gas properties (whether owned or prospective)) (collectively, “Work Product”) are and shall be the sole and exclusive property of Company (or its affiliates).

Upon Norris’ termination of employment with Company, for any reason, Norris promptly shall deliver such Confidential Information and Work Product, and all copies thereof, to Company.

6.2  Disclosure to Norris.  Company has and will disclose to Norris, or place Norris in a position to have access to or develop, Confidential Information and Work Product of Company (or its affiliates); and/or has and will entrust Norris with business opportunities of Company (or its affiliates); and/or has and will place Norris in a position to develop business good will on behalf of Company (or its affiliates).  Norris agrees to preserve and protect the confidentiality of all Confidential Information or Work Product of Company (or its affiliates).

6.3  No Unauthorized Use or Disclosure.  Norris agrees that he will not, at any time during or after Norris’ employment by Company, make any unauthorized disclosure of Confidential Information or Work Product of the Company (or its affiliates), and will not make any use thereof, except in the carrying out of Norris’ responsibilities during the course of Norris’ employment with Company.  Norris shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, Norris shall provide Company with prompt notice of such requirement prior to making any such disclosure, so that Company may seek an appropriate protective order.  At the request of Company at any time, Norris agrees to deliver to Company all Confidential Information that he may possess or control.  Norris agrees that all Confidential Information of Company (whether now or hereafter existing) conceived, discovered, or made by him during the period of Norris’ employment by Company exclusively belongs to Company (and not to Norris), and Norris will promptly disclose such Confidential Information to Company and perform all actions reasonably requested by Company to establish and confirm such exclusive ownership.  Affiliates of Company shall be third party beneficiaries of Norris’ obligations under this Article VI.  As a result of Norris’ employment by Company, Norris may also from time to time have access to, or knowledge of, Confidential Information or Work Product of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Company and its affiliates.  Norris also agrees to preserve and protect the confidentiality of such third party Confidential Information and Work Product to the same extent, and on the same basis, as Company’s Confidential Information and Work Product.

6.4  Ownership by Company.  If, during Norris’ employment by Company, Norris creates any work of authorship fixed in any tangible medium of expression that is the subject matter of copyright (such as videotapes, written presentations, or acquisitions, computer programs, E-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Company’s business, products, or services, whether such work is created solely by Norris or jointly with others (whether during business hours or otherwise and whether on Company’s premises or otherwise), including any Work Product, Company shall be deemed the author of such work if the work is prepared by Norris in the scope of Norris’ employment; or, if the work is not prepared by Norris within the scope of Norris’ employment but is specially ordered by Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Company shall be the author of the work.  If such work is neither prepared by Norris within the scope of Norris’ employment nor a work specially ordered that is deemed to be a work made for hire, then Norris hereby agrees to assign, and by these presents does assign, to Company all of Norris’ worldwide right, title, and interest in and to such work and all rights of copyright therein.

6.5  Assistance by Norris.  During the period of Norris’ employment by Company and thereafter, Norris shall assist Company and its nominee, at any time, in the protection of Company’s (or its affiliates’) worldwide right, title, and interest in and to Work Product and the execution of all formal assignment documents requested by Company or its nominee and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries.

6.6  Remedies.  Norris acknowledges that money damages would not be sufficient remedy for any breach of this Article VI by Norris, and Company or its affiliates shall be entitled to enforce the provisions of this Article VI by terminating payments then owing to Norris under this Agreement or otherwise and to specific performance and injunctive relief as remedies for such breach or any threatened breach.  Such remedies shall not be deemed the exclusive remedies for a breach of this Article VI but shall be in addition to all remedies available at law or in equity, including the recovery of damages from Norris and his agents.

ARTICLE VII

DISPUTE RESOLUTION

7.1  General.  Norris and the Company explicitly recognize that no provision of this Article VII shall prevent either party from seeking to resolve any dispute relating to Article V or Article VI of this Agreement in a court of law.

7.2  Negotiation.  The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between Norris and an executive officer of Company who has authority to settle the controversy.  Any party may give the other party written notice of any dispute not resolved in the normal course of business.  Within ten days after the effective date of such notice, Norris and an executive officer of Company shall meet at a mutually acceptable time and place within the Houston, Texas metropolitan area, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute.  If the matter has not been resolved within 30 days of the disputing party’s notice, or if the parties fail to meet within ten days, either party may initiate arbitration of the controversy or claim as provided in Section 7.3 below.  If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days’ notice of such intention and may also be accompanied by an attorney.  All negotiations pursuant to this Section 7.2 shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

7.3  Arbitration.  Company and Norris agree that after efforts to negotiate any dispute in accordance with Section 7.2 have failed, then either party may by written notice (the “Notice”) demand arbitration of the dispute as set out below, and each party hereto expressly agrees to submit to, and be bound by, such arbitration.

(a)  Each party will, within ten business days of the Notice, nominate an arbitrator, who shall be a non-neutral arbitrator. Each nominated arbitrator must be someone experienced in dispute resolution and of good character without moral turpitude and not within the employ or direct or indirect influence of the nominating party.  The two nominated arbitrators will, within ten business days of nomination, agree upon a third arbitrator, who shall be neutral. If the two appointed arbitrators cannot agree on a third arbitrator within such period, the parties may seek such an appointment through any permitted court proceeding or by the American Arbitration Association (“AAA”).  The three arbitrators will set the rules and timing of the arbitration, but will generally follow the rules of the AAA and this Agreement where same are applicable and shall provide for a reasoned opinion.

(b)  The arbitration hearing will in no event take place more than 180 days after the appointment of the third arbitrator.

(c)  The arbitration will take place in Houston, Texas unless otherwise unanimously agreed to by the parties.

(d)  The results of the arbitration and the decision of the arbitrators will be final and binding on the parties, and each party agrees and acknowledges that these results shall be enforceable in a court of law.

(e)  All administrative costs and expenses of the mediation and arbitration shall be borne equally by the Company and Norris during the pendency of the proceedings.  Such costs and expenses do not include attorney’s fees, expert witness fees or other party generated expenses.

ARTICLE VIII

MISCELLANEOUS

8.1  Indemnification.  Company shall continue to indemnify Norris following any termination of this Agreement to the fullest extent permitted by applicable law consistent with the Articles of Incorporation and By-Laws of Company in effect as of the date of the termination with respect to Norris’ sole, joint, or concurrent negligence and any acts of or omissions he may have committed during the period during which he was an officer, director, and/or employee of (a) Company, (b) any subsidiary thereof for which he served as an officer, director, or employee at the request of Company, or (c) any successor thereto; provided, however, Company shall have no obligation to indemnify Norris for any claim based on facts or circumstances that served or could have served as grounds for termination of Norris’ employment under this Agreement by the Company for Cause.  Any reimbursement of reasonable attorneys’ fees and disbursements required under this Section 8.1 shall be made within thirty days of the date that Norris submits an invoice for payment or reimbursement.  In the event Company and Norris shall have entered into a separate indemnity agreement, the terms of such agreement, and not this Section 8.1, shall govern Company’s obligations to indemnify Norris following the termination of this Agreement.

8.2  Payment Obligations Absolute.  Except as specifically provided in Section 5.6, Company’s obligation to pay (or cause one of its subsidiaries to pay) Norris the amounts and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, or other right which Company (including its subsidiaries) may have against Norris or anyone else.  All amounts payable by Company (including its subsidiaries hereunder) shall be paid without notice or demand.  Norris shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and, except as provided in Sections 5.2(b) and 5.3(b) hereof, the obtaining of any such other employment shall in no event effect any reduction of Company’s obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.

8.3  Notices.   All notices and demands to Norris or the Company may be given to them at the following addresses:

If to Norris to:	Kevin P. Norris (included in original Denver, Colorado 80231
If to Company:	1st NRG Corp 1730 LaBounty Road. # 213 Ferndale, Washington 98248

Such parties may designate in writing from time to time such other place or places that and demands may be given.

8.4  Applicable Law; Submission to Jurisdiction.

(a)  This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Colorado, without regard to conflict of law principals thereof.

(b)  With respect to any claim or dispute related to or arising under this Agreement, the parties hereto hereby consent to the exclusive jurisdiction, forum, and venue of the state or federal (to the extent federal jurisdiction exists) courts located in Arapahoe County in the State of Colorado.

8.5  No Waiver.  No failure by either party hereto at any time to give notice of any breach by the other party of or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.6  Severability.  Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.7  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

8.8  Withholding of Taxes and Other Employee Deductions.  Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city, and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other customary employee deductions made with respect to Company’s employees generally.

8.9  Headings.  The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

8.10  Gender and Plurals.  Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

8.11  Assignment.  This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise.  This Agreement shall also be binding upon and inure to the benefit of Norris and his heirs, representatives and assigns.  If Norris shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall continue to be payable pursuant to the terms of this Agreement.  Norris shall not have any right to pledge, hypothecate, anticipate, or assign any portion of this Agreement or any of the rights hereunder, except by will or the laws of descent and distribution.

8.12  Term.  This Agreement has a term co-extensive with the term of employment provided in Section 3.1(a) or 3.1(b), as applicable.  Termination of this Agreement shall not affect any right or obligation of any party which is accrued or vested prior to such termination.  The provisions of Sections 3.5 and 5.5 and Article VI shall survive the termination of this Agreement and shall be binding upon Norris and his or her legal representatives, successors, and assigns following such termination.

8.13  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and contains all the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matter.  Without limiting the scope of the preceding sentence, all understandings and agreements preceding the date of execution of this Agreement and relating to the subject matter hereof are hereby null and void and of no further force and effect, including, without limitation, all prior employment and severance agreements, if any, by and between Company and Norris.  Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

1st NRG Corp

Kevin P. Norris

/s/ J. Greig

/s/ Kevin P. Norris

By: J. Greig

Kevin P. Norris

Principal Executive Officer

EXHIBIT B

SERVICE CONTRACT ASSIGNMENT

P.O. Box 24710 Denver, Colorado 80224

December 1, 2009

Cedar Resources Corporation
P.O. Box 1717
Gillette, Wyoming 82717
Attention: Ray Lynde

Dear Ray,

Effective December 1, 2009, I have accepted a position with 1st NRG Corp.

With your permission, e2 will assign 1st NRG the service contract between Cedar and e2 Administration which will allow me, through NRG to continue providing gas administration and marketing services to Cedar Resources.

For the current month of December, e2 will still settle with UET and Cedar, but will now also pay 1st NRG the marketing fees.

!st NRG will perform all the tasks under the current agency agreement between e2 and Cedar.

Sincerely,

Kevin Norris

Agreed and Accepted this 2nd day of December, 2009.

Raymond Lynde